Exhibit 3.13

Form 207 (revised 9/03)	[LOGO APPEARS HERE]	This space reserved for office use.

Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $750	Certificate of Limited Partnership Pursuant to Article 6132a-1	[LOGO APPEARS HERE]

1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

Ruth’s Chris Steak House Dallas, L.P.

The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P.,” “L.P.” or “Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

2. Principal Office
The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

3321 Hessmer Ave. Street Address

City	State	Zip Code	Country

Metairie	LA	70002	USA

3. Registered Agent and Registered Office (Select and complete either A or B then complete C.)

☒ A. The initial registered agent is an organization (cannot be partnership named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code

c/o C T Corporation System, 1021 Main Street, Suite 1150	Houston	TX	77002

4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:

General Partner 1

Legal Entity: The general partner is a legal entity named:

Ruth’s Chris Steak House, Inc.

[ILLEGIBLE]

Individual: The general partner is an individual whose name is set forth below:

First Name	M.I	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address	City	State	Zip Code

3321 Hessmer Ave	Metairie	LA	70002

STREET ADDRESS OF GENERAL PARTNER 1

Street Address	City	State	Zip Code

General Partner 2

Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:

Partner 2-First Name	M.I	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address	City	State	Zip Code

STREET ADDRESS OF GENERAL PARTNER 2

Street Address	City	State	Zip Code

5. Supplemental Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.] General Partner-Ruth’s Chris Steak House, Inc. – 1% Owner Limited Partner-RCSH Holdings, Inc. – 99% Owner

Effective Date of Filing

☒ A. This document will become effective when the document is filed by the secretary of state.

OR

☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Thomas J. Pennison, Jr., Secretary/Treasurer of Ruth’s Chris Steak House, Inc., General Partner

Name of General Partner 1		Name of General Partner 2

/s/ [ILLEGIBLE]

Signature of General Partner 1		Signature of General Partner 2

[ILLEGIBLE]